SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2015

Date of Report

(Date of Earliest Event Reported)

GREYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 55228	47-1376029
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

#440 1311 Meridian Street

Edmonton, Alberta T6S 1G9

Canada

(Address of Principal Executive Offices)

780-442-0450

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant's Certifying Accountant

On August 17, 2015 the firm of Anton & Chia, LLP, Newport Beach, California, resigned as the Company’s accountant.

The prior accountant's audited report on the financial statements for the period May 20, 2014 (inception) through December 31, 2014 contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company's financial statements for the period from May 20, 2014 (inception) to December 31, 2014 through the date of its resignation there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Registrant has provided Anton & Chia with a copy of this disclosure. They have furnished a letter copied to the U.S. Securities and Exchange Commission stating has no disagreement with management or the Company as of the date of its resignation. A copy of the letter from Anton & Chia is filed as an Exhibit to this Current Report on Form 8-K.

As of the date of this letter, the Company has not engaged a new accountant but will file a Form 8-K when it does so.

ITEM 9.01	EXHIBITS

16.1	Letter from former certifying public accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

GREYS CORPORATION

By:	/s/ Rajan Ahlusalia
Rajan Ahlusalia Chief Executive Officer

Date: September 17, 2015